ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (this “Agreement”) is made as of the 20th day of January, 2015.

AMONG:

bBOOTH, INC., a corporation having an address at 1157 North Highland Avenue, Suite C, Hollywood, CA 90038

(“bBooth”)

AND:

SONGSTAGRAM, INC., a corporation having an address at 15462 Cabrito Road, Van Nuys, CA 91406

(“Songstagram”)

AND:

ROCKY WRIGHT, an individual having an address c/o 15462 Cabrito Road, Van Nuys, CA 91406

(“Wright”)

WHEREAS:

A. bBooth has agreed to acquire from Wright all assets owned by Wright related to, or used in connection with: (i) the business of Songstagram (the “Songstagram Business”), (ii) the assets owned and/or used by Songstagram (the “Songstagram Assets”), (iii) the Songstagram application (the “Songstagram App”), (iv) the business and assets (the “Qubeey Business”) of Qubeey Inc. ( “Qubeey”) and (v) the Qubeey application (the “Qubeey App”) (collectively, the “Wright Assets”), in consideration of the forgiveness of all principal and interest owed by Wright to bBooth under a Secured Promissory Note, dated December 11, 2014 (the “Wright Secured Note”);

B. On December 11, 2014, bBooth advanced money to Songstagram pursuant to a Secured Promissory Note, dated December 11, 2014 (the “SG Secured Note”), and as security for the repayment of such monies, bBooth and Songstagram entered into a Security Agreement, dated December 11, 2014 (the “SG Security Agreement”), granting bBooth a security interest over all of the assets of Songstragram (the “Songstagram Assets”);

C. bBooth has made demand for the repayment of the monies advanced under the SG Secured Note and since Songstagram is unable to repay such monies, bBooth wishes to proceed with the enforcement of the security granted under the SG Security Agreement by way of a strict foreclosure (the “Foreclosure”), with the consent of Songstagram;

D. Certain third parties (collectively, the “Claimaints”) of Songstagram have asserted claims (the “Claims”) over the Songstagram Assets and against Sonstagram;

E. In connection with the acquisition by bBooth of the Wright Assets and proceeding with the Foreclosure, bBooth wishes to settle all of the Claims by way of the issuance of shares of common stock in the capital of bBooth; and

F. Each of bBooth, Songstagram and Wright have agreed to the transactions contemplated in this Agreement on the terms and conditions set forth in this Agreement.

THIS AGREEMENT WITNESSES THAT, in consideration of the covenants and agreements set out herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, bBooth, Songstagram and Wright (each, a “Party” and one or more being “Parties”) covenant and agree as follows:

1.	ACQUISITION OF THE WRIGHT ASSETS

1.1
In consideration for bBooth agreeing to forgive all principal and interest owned by Wright to bBooth under the Wright Secured Note, Wright hereby irrevocably conveys, transfers and assigns to bBooth, and bBooth hereby accepts, all of Wright’s right, title and interest in and to the Wright Assets, as further described in Schedule A attached hereto, including, but not limited to:

(a)
all of the following intellectual property used in, related to or arising from the Wright Assets, all applications or registrations for such intellectual property, and all licenses and similar rights from any third party related thereto:

(i)
all computer software and subsequent versions thereto, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith;

(ii)	all registered and unregistered trademarks, service marks and applications therefor, including, without limitation, those listed on Schedule A attached hereto;

(iii)	all registered and unregistered copyrights in both published and unpublished works including, without limitation, those listed on Schedule A attached hereto;

(iv)	all rights in mask works, all know how, trade secrets, confidential or proprietary information, customer lists, supplier lists, technical information, data, process technology, plans and drawings;

(v)	all rights in internet web sites and domain names including, without limitation, those listed on Schedule A attached hereto; and

(vi)
all registered and unregistered inventions, improvements, patents (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), works of authorship, databases, semiconductor chip/mask work rights, slogans, package designs, product designs, other design (model) rights, and other proprietary rights including, without limitation, those listed on  Schedule A attached hereto;

(b)	all of the goodwill relating to the Wright Assets;

(c)
all rights of any kind whatsoever of Wright accruing under or with respect to any of the Wright Assets provided by the applicable laws of any jurisdiction, by international treaties and conventions, and otherwise, throughout the world;

(d)	any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Wright Assets; and

(e)
any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on and/or after the date hereof, including all rights to, and claims for, damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

1.2
If, for any reason, any of Wright’s right, title and interest in and to the Wright Assets cannot be assigned by Wright to bBooth, Wright hereby grants to bBooth an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit such non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold such Wright Assets.

1.3
If, for any reason, any of Wright’s right, title and interest in and to the Wright Assets can neither be assigned nor licensed by Wright to bBooth, Wright hereby irrevocably waives, and agrees never to assert, all or any non-assignable and non-licensable rights, title and interest against bBooth or any of its successors or assigns.

1.4
Wright agrees to perform all acts that bBooth deems necessary or desirable to permit and assist bBooth in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title, through the world, in, of and to the Wright Assets as provided to bBooth under this Agreement.  If bBooth is unable, for any reason, to secure Wright’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under this Agreement, Wright hereby irrevocably designates and appoints bBooth, and bBooth’s duly authorized officers and agents, as Wright’s agents and attorneys-in-fact to act for, and on behalf of, Wright, and instead of Wright, to take all lawfully permitted acts to further the filing, prosecution, registration and/or memorialization of the assignment, issuance and enforcement of rights in, to and under the Wright Assets, all with the same legal force and effect as if executed by Wright.  The foregoing is deemed a power coupled with an interest and is irrevocable.

1.5
Songstagram hereby acknowledges the conveyance, transfer and assignment of the Wright Assets to bBooth, and agrees that it releases any interest or claim it has, or may have, with respect to the Wright Assets, and any existing agreements between it and bBooth with respect to the Wright Assets will be terminated and of no further force and effect.

1.6
Wright authorizes the Commissioner for Trademarks in the United States Patent and Trademark Office, the Register of Copyrights in the United States Copyright Office, and the officials of corresponding entities or agencies in any applicable jurisdictions, to record and register this Agreement upon request by bBooth.

1.7
Upon completion of the transfer of the Wright Assets by Wright to bBooth, bBooth will cancel the Wright Secured Note and Wright will be forever released from all obligations related to or in connection with the Wright Secured Note.

2.	EMPLOYMENT OF WRIGHT AND TERMINATION OF AGREEMENTS WITH SONGSTAGRAM

2.1
Upon completion of the transactions contemplated herein, bBooth agrees that it will employ Wright pursuant to the terms of an employment agreement, with a title, and upon terms and conditions, to be mutually agreed upon by bBooth and Wright.

2.2
Wright is or was an employee or consultant of Songstagram and in connection therewith has entered into an employment and/or consulting agreement and other related agreements with Songstagram (collectively, the “SG Agreements”).

2.3	Each of Wright and Songstagram agree that the SG Agreements are hereby terminated, effective immediately, and are of no further force and effect.

2.4	Each of Wright and Songstagram agree, despite any terms of the SG Agreements, that Songstagram has no obligations or liability to Wright under any of the SG Agreements.

2.5	Wright hereby agrees that:

(a)
all of his right, title, interest and claim in, in connection with, or to, any claims under or in connection with the SG Agreements (the “SG Agreements Claimed Interest”) is hereby fully satisfied and extinguished;

(b)
Wright, for himself and all of his successors, assigns, heirs, administrators, representatives, agents, associates and affiliates, and of any successors thereof (collectively, the “Wright Releasors”), will irrevocably and unconditionally remise, release, acquit and forever discharge Songstagram and all of its present, former and future directors, officers, shareholders, employees, associates, affiliates, partners, agents, administrators, counsel, consultants, contractors, representatives, agents, and assigns, and those of any successors of any of the foregoing (collectively, the “Songstagram Releasees”), of and from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses, liabilities, compensation and any and all legal obligations of any and every kind and nature whatsoever and howsoever arising, whether at law or in equity, or under any statute, whether known or unknown, and suspected or unsuspected, which the Wright Releasors had, have, or may at any time in the future have, with respect to the SG Agreements Claimed Interest;

(c)
the Wright Releasors will not, directly or indirectly, join, assist, aid, or act in concert in any manner whatsoever with, any other person in the making of any claim or demand, or in the bringing of any proceeding or action, in any manner whatsoever against the Songstagram Releasees or any of them with respect to the SG Agreements Claimed Interest; and

(d)
the Wright Releasors will not make or continue any claim or complaint, or initiate or continue any proceeding, against any person which might be entitled to claim, pursuant to the provisions of any applicable statute or otherwise, contribution, indemnity or other relief against the Songstagram Releasees or any of them arising out of or in relation to the SG Agreements Claimed Interest.

2.6
Wright acknowledges and agrees that, in entering into this Agreement, his: (a) has been advised, and has had an opportunity, to obtain independent legal advice, (b) has exercised his own independent judgment and (c) has not been influenced, to any extent whatsoever, by any representations, statements or conduct of any kind whatsoever by either of the other Parties.

2.7
Wright does hereby, on his own behalf and on behalf of all Wright Releasors, expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California, and any other comparable and applicable state laws, and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. Wright acknowledges that he is being represented in this matter by legal counsel, and acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims with respect to the SG Agreements Claimed Interest, Wright expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, all claims which he does not know or expect to exist in his favor at the time of execution hereof, and that this Agreement contemplates, and effects, the extinguishment of any such claim or claims.

3.	RELEASES BY THE CLAIMANTS

3.1
Each of Wright and Songstagram hereby agree to use their best efforts to obtain releases and waivers from each of the Claimants in connection with Claims being made against Songstagram and/or the Songstagram Assets in consideration of bBooth issuing a maximum of 1,000,000 of its shares of common stock at a deemed price of $2.00 per share in the proportions set forth on Schedule B attached hereto.

4.	RELEASES BY THE EMPLOYEES OF SONGSTAGRAM

4.1
Each of Wright and Songstagram hereby agrees to use their best efforts to obtain releases and waivers from each of Rocky Wright, Bobby Alexander, Joel Cathey, Marc Brogdon, Latoya Brown, Paul Ring, Mark Babbitt and Sidney Richlin (collectively, the “SG Personnel”) in connection with any claims being made against Songstagram and/or the Songstagram Assets, including the termination without compensation of all agreements that such individuals have or had with Songstagram.

4.2
In addition and if required, each of Wright and Songstagram hereby agree to use their best efforts to obtain an assignment from each of the SG Personnel, whereby each of the SG Personnel will assign to bBooth any and all ownership interests that such SG Personnel may have in connection with any intellectual property which relates to, or is used in connection with, the Songstagram Business, the Songstagram Assets or the Songstagram App.

5.	STRICT FORECLOSURE

5.1
Songstagram hereby agrees to turn over all collateral pledged in connection with the SG Security Agreement and consents to bBooth retaining such collateral in satisfaction of the indebtedness due under the SG Secured Note as provided for in Section 9620 of the California Uniform Commercial Code. In connection therewith, Songstagram agrees to enter into a Surrender of Collateral, Consent to Strict Foreclosure and Release Agreement.

5.2
As and so often as bBooth may require, Songstagram and Wright will, at the expense of bBooth, execute and deliver to bBooth all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of bBooth or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

6.	RELEASE BY WRIGHT

6.1	Upon the closing of the transfer of the Wright Assets, Wright hereby agrees that:

(a)
all of his (and anyone claiming through him) right, title, interest and claim in, in connection with, or to, the Wright Assets and the SG Agreements (collectively, the “Claimed Interest”) will be fully satisfied and extinguished;

(b)
the Wright Releasors will irrevocably and unconditionally remise, release, acquit and forever discharge bBooth and all of its present, former and future directors, officers, shareholders, employees, associates, affiliates, partners, agents, administrators, counsel, consultants, contractors, representatives, agents, and assigns, and those of any successors of any of the foregoing (collectively, the “bBooth Releasees”), of and from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses, liabilities, compensation and any and all legal obligations of any and every kind and nature whatsoever and howsoever arising, whether at law or in equity, or under any statute, whether known or unknown, and suspected or unsuspected, which the Wright Releasors had, have, or may at any time in the future have, with respect to the Claimed Interest;

(c)
the Wright Releasors will not, directly or indirectly, join, assist, aid, or act in concert in any manner whatsoever with, any other person in the making of any claim or demand, or in the bringing of any proceeding or action, in any manner whatsoever against the bBooth Releasees or any of them with respect to the Claimed Interest or any of the Songstagram Assets, the Songstagram App, the Songstagram Business, the Qubeey Business or the Qubeey App; and

(d)
the Wright Releasors will not make or continue any claim or complaint, or initiate or continue any proceeding, against any person which might be entitled to claim, pursuant to the provisions of any applicable statute or otherwise, contribution, indemnity or other relief against the bBooth Releasees or any of them arising out of or in relation to the Claimed Interest.

6.2
Wright acknowledges and agrees that, in entering into this Agreement, he: (a) has been advised, and has had an opportunity, to obtain independent legal advice, (b) has exercised his own independent judgment, and (c) has not been influenced, to any extent whatsoever, by any representations, statements or conduct of any kind whatsoever by either of the other Parties.

6.3
Wright does hereby, on his own behalf and on behalf of all Wright Releasors, expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California, and any other comparable and applicable state laws, and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. Wright acknowledges that he is being represented in this matter by legal counsel, and acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims with respect to the Claimed Interest, Wright expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, all claims which he does not know or expect to exist in his favor at the time of execution hereof, and that this Agreement contemplates, and effects, the extinguishment of any such claim or claims.

7.	RELEASE BY SONGSTAGRAM

7.1	Upon the closing of the transfer of the Wright Assets, Songstagram hereby agrees that:

(a)
all of its right, title, interest and claim in, in connection with, or to, the Songstagram Business, the Songstagram Assets or the Songtagram App (collectively, the “SG Claimed Interest”) will be fully satisfied and extinguished;

(b)
Songstagram, on behalf of itself and all of its successors, assigns, heirs, administrators, representatives, agents, associates and affiliates, and of any successors thereof (collectively, the “Songstagram Releasors”), will irrevocably and unconditionally remise, release, acquit and forever discharge the bBooth Releasees of and from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses, liabilities, compensation and any and all legal obligations of any and every kind and nature whatsoever and howsoever arising, whether at law or in equity, or under any statute, whether known or unknown, and suspected or unsuspected, which the Songstagram Releasors had, have, or may at any time in the future have, with respect to the SG Claimed Interest;

(c)
the Songstagram Releasors will not, directly or indirectly, join, assist, aid, or act in concert in any manner whatsoever with, any other person in the making of any claim or demand, or in the bringing of any proceeding or action, in any manner whatsoever against the bBooth Releasees or any of them with respect to the SG Claimed Interest; and

(d)
the Songstagram Releasors will not make or continue any claim or complaint, or initiate or continue any proceeding, against any person which might be entitled to claim, pursuant to the provisions of any applicable statute or otherwise, contribution, indemnity or other relief against the bBooth Releasees or any of them arising out of or in relation to the SG Claimed Interest.

7.2
Songstagram acknowledges and agrees that, in entering into this Agreement, it: (a) has been advised, and has had an opportunity, to obtain independent legal advice, (b) has exercised its own independent judgment, and (c) has not been influenced, to any extent whatsoever, by any representations, statements or conduct of any kind whatsoever by either of the other Parties.

7.3
Songstagram does hereby, on its own behalf and on behalf of all Songstagram Releasors, expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California, and any other comparable and applicable state laws, and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. Songstagram acknowledges that it is being represented in this matter by legal counsel, and acknowledges that it is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims with respect to the SG Claimed Interest, Songstagram expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, all claims which it does not know or expect to exist in its favor at the time of execution hereof, and that this Agreement contemplates, and effects, the extinguishment of any such claim or claims.

8.	CONDITIONS

8.1	The obligation of bBooth to proceed with the transactions contemplated herein will be subject to satisfaction, or written waiver by bBooth, of the following conditions:

(a)
bBooth and its advisors having had a reasonable opportunity to perform the searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein and bBooth and its advisors being satisfied with the results of such due diligence;

(b)	bBooth, Wright and Songstagram obtaining all necessary governmental, regulatory and court consents, waivers and approvals (including antitrust clearance to the extent applicable);

(c)	bBooth, Wright and Songstagram obtaining the consent of any parties from whom consent to the transactions contemplated herein are required;

(d)	no material adverse change having occurred in connection with the Songstagram Assets, the Songstagram App or the Wright Assets;

(e)	no legal proceedings pending or threatened to enjoin, restrict or prohibit the transactions contemplated herein;

(f)	all of the SG Personnel executing the releases and assignments contemplated in Section 4 herein; and

(g)	all of the Claimants executing the releases contemplated in Section 3 herein.

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF WRIGHT AND SONGSTAGRAM

9.1
Wright possesses, and has good and marketable title to, all of the Wright Assets free and clear of all Liens (as defined herein), except as has been set forth on Schedule C attached hereto. For the purposes of this Section 9.1, “Lien” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, restriction, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title defect or objection, title retention agreement, option or encumbrance of any nature or kind whatsoever.

9.2
Wright has all requisite power and authority to execute and deliver this Agreement and all documents contemplated herein to be signed by Wright, to perform his respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby.  This Agreement has been, and the other transaction documents when executed and delivered by Wright as contemplated by this Agreement will be, duly executed and delivered by Wright, and this Agreement is, and the other transaction documents when executed and delivered by Wright as contemplated hereby will be, valid and binding obligations of Wright, enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

9.3	Wright represents and warrants that he has the authority to execute this Agreement as an authorized signatory for Songstagram.

9.4
Songstagram has all requisite power and authority to execute and deliver this Agreement and all documents contemplated herein to be signed by Songstagram, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby.  This Agreement has been, and the other transaction documents when executed and delivered by Songstagram as contemplated by this Agreement will be, duly executed and delivered by Songstagram, and this Agreement is, and the other transaction documents when executed and delivered by Songstagram as contemplated hereby will be, valid and binding obligations of Songstagram, enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

9.5	Except as has been set forth on Schedule D attached hereto, there is no pending legal proceeding:

(a)
that has been commenced by or against Wright, Songstagram or Qubeey (other than the bankruptcy proceedings involving Qubeey), or that otherwise relates to, or may affect, the Songstagram Business, the Songstagram Assets, the Songstagram App, the Qubeey Business or the Qubeey App; or

(b)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

9.6
To the knowledge of Wright and except as has been set forth on Schedule D attached hereto, no legal proceeding has been threatened against Wright, Songstagram or Qubeey (other than the bankruptcy proceedings involving Qubeey), or that otherwise relates to, or may affect, the Songstagram Business, the Songstagram Assets, the Songstagram App, the Qubeey Business or the Qubeey App, and no event has occurred or circumstance exists that may give rise to, or serve as a basis for, the commencement of any such legal proceeding.

10.	CONFIDENTIAL INFORMATION

10.1
Except as and to the extent required by law, neither bBooth, Wright nor Songstagram will disclose or use, and each will direct its respective representatives not to disclose or use, to the detriment of any other Party, any Confidential Information (as defined herein) with respect to such other Party furnished, or to be furnished, by such other Party or its representatives to bBooth, Wright or Songstagram or their respective representatives at any time or in any manner, other than as may be agreed to by such other Party. For purposes of this Section 10, “Confidential Information” means any information about a Party provided by such Party or its representatives to any other Party and/or its respective representatives, unless: (a) such information is already known to the receiving Party or its representatives or to others not bound by a duty of confidentiality; (b) such information becomes publicly available through no fault of the receiving Party or its representatives; (c) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein; or (d) the furnishing or use of such information is required by, or necessary or appropriate in connection with, legal proceedings.  Upon the written request of any disclosing Party, the receiving Party or Parties will promptly return or destroy any Confidential Information in its or their possession and certify in writing to the disclosing Party that it has done so.

10.2
Except as and to the extent required by law, without the prior written consent of the other Parties, neither bBooth, Wright nor Songstagram will, and each will direct its representatives not to, make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the Parties or any of the terms, conditions or other aspects of the transactions proposed in this Agreement.  If a Party is required by law to make any such disclosure, it must first provide to the other Parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

11.	STANDSTILL

11.1
From the date hereof until June 30, 2015, neither Wright nor Songstagram shall, directly or indirectly, through any officer, director, employee, representative (including any financial or other adviser) or agent of Wright or Songstagram (collectively, the “Representatives”), or otherwise, and shall not permit any Representative to: (a) solicit, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any information, properties, facilities, books or records relating to Songstagram or Qubeey, or entering into any form of agreement, arrangement or understanding), any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal (as defined herein) or potential Acquisition Proposal; (b) enter into, or otherwise engage or participate in, any discussions or negotiations with any person (other than bBooth and its affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal or potential Acquisition Proposal; or (c) accept or approve, or propose to accept or approve any Acquisition Proposal.  For the purposes of this Agreement, the term “Acquisition Proposal” means any bona fide offer, proposal or inquiry made by any person other than bBooth (or any affiliate of bBooth) with respect any transaction or series of transactions involving Wright, Songstagram and/or Qubeey, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, or which could reasonably be expected to materially reduce the benefits to bBooth under this Agreement.

11.2
If either of Wright or Songstagram or any of their respective Representatives, receive or otherwise become aware of any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, or any request for copies of, access to, or disclosure of, information relating to Songstagram or Qubeey, including, but not limited to, information, access, or disclosure relating to the Songstagram Assets, the Songstagram App, the Qubeey Business, the Qubeey App or the facilities, books or records of Wright, Songstagram or Qubeey, Wright shall immediately notify bBooth, at first orally, and then promptly, and in any event within 24 hours, in writing, of: (a) such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions; the identity of all persons making the Acquisition Proposal, inquiry, proposal, offer or request; and copies of all documents, correspondence or other material received in respect of, from or on behalf of any such person; and (b) the status of developments and negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request.

12.	GENERAL

12.1	This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

12.2
The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

12.3
This Agreement will be governed by and construed in accordance with the laws of the State of California. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Any dispute among the Parties will be finally settled by arbitration administered by the American Arbitration Association, in Los Angeles, California, in accordance with the provisions of its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) will be final and binding, and may be entered in any court having jurisdiction thereof.

12.4
Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to bBooth:

bBooth, Inc.
1157 North Highland Avenue, Suite C
Los Angeles, CA, USA 90038
Attention:         Rory Cutaia
Telephone:        (855) 250-2300
Email:                  rory@bbooth.com

With a copy (which will not constitute notice) to:

Clark Wilson LLP
900 – 885 West Georgia Street
Vancouver, BC, Canada, V6C 3H1
Attention:          Virgil Z. Hlus
Telephone:         (604) 687-5700
Email:                   vzh@cwilson.com

If to Songstagram:

Songstagram, Inc.
15462 Cabrito Road
Van Nuys, CA, USA 91406
Attention:           Rocky Wright
Telephone:          (______) ____________________
Email:                    rocky@songstagram.com

 If to Wright:

Rocky Wright
c/o 15462 Cabrito Road
Van Nuys, CA, USA 91406
Telephone:           (______) ____________________
Email:                     rocky@songstagram.com

(or to such other address or number as any Party may specify by notice in writing to another Party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

12.5
This Agreement, the schedules attached hereto and the Settlement and Release Agreement among bBooth, Wright and Songstagram contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, among any of the Parties with respect thereto. Any preceding correspondence or offer is expressly superseded and terminated by this Agreement.

12.6
In this Agreement, wherever the singular or masculine is used the same will be deemed to include the plural, feminine or body politic or corporate and also the successors and assigns of the parties hereto and each of them where the context of the Parties so require.

12.7
The Parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof.  As a consequence, the Parties agree that the presumptions of Section 1654 of the Civil Code of California relating to the interpretation of contracts against the drafter of any particular clause should not be applied in this case and therefore waive its effects.

12.8
Neither Wright nor Songstagram may assign any of their respective rights under this Agreement without the prior consent of bBooth. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of each of the Parties, as applicable.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns, as applicable.

12.9
If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement.  All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

12.10
This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument, and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of an original copy of this Agreement as of the date set out on the first page of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties have executed this Acquisition Agreement as of the date set out on the first page hereof.

bBOOTH, INC.

Per:  /s/ Rory Cutaia

         Authorized Signatory

SONGSTAGRAM, INC.

Per:  /s/ Rocky Wright

         Authorized Signatory

EXECUTED and DELIVERED  by ROCKY WRIGHT in the presence of:

________________________________________________
Signature

________________________________________________
Print Name

________________________________________________
Address

________________________________________________
Occupation
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Rocky Wright ROCKY WRIGHT

SCHEDULE A

DESCRIPTION OF WRIGHT ASSETS

SCHEDULE B

CLAIMANTS

Claimant Name	Percentage Interest
Jeff Franklin	15%
Sybersound Records, Inc.	4%
Creative Cultural Ltd.	3%
Art Malone, Jr. (and AMJ Global LLC)	24.75%
Rocky Wright	24.75%
Rick Maike	18.5%
Finders	10%
Total	100%

SCHEDULE C

LIENS

Security Agreement, dated December 11, 2014, between bBooth, Inc. and Rocky Wright

SCHEDULE D

LEGAL PROCEEDINGS